Exhibit 10.33

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT, dated as of the date of acceptance set forth below, is entered into by and between DOTRONIX INC., a Minnesota corporation, with headquarters located at 160 First Street S.E., New Brighton, MN 55112 (the “Company”), and Terry L. Myhre (the “Buyer”).

W I T N E S S E T H:

WHEREAS, the Company and the Buyer are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), and/or Section 4(2) of the 1933 Act; and

WHEREAS, the Buyer wishes to purchase, upon the terms and subject to the conditions of this Agreement, shares of Common Stock of the Company, $0.05 par value per share (the “Common Stock”);

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.     AGREEMENT TO PURCHASE; PURCHASE PRICE.   Buyer hereby agrees to purchase, from time to time, up to 26,667 shares of the shares of Common Stock @ $1.50 per share for a total of up to $40,000 as funds are needed by the Company to pay its ongoing expenses associated with maintaining its status as a trading and reporting company, including but not limited to legal, accounting, and transfer agent fees, shareholder meetings and the like.  From and after the date hereof, the Company may give one or more written notices (a “Purchase Notice”) to Buyer setting forth the number of shares of Common Stock the Company is selling to Buyer at that time and the associated expense item the funds will cover.  Within five business days following the date the Purchase Notice is given to Buyer, Buyer will tender to the Company the aggregate purchase price for the number of shares of Common Stock stated in the Purchase Notice.  Within five business days following the date the Company collects good funds on the purchase price payment received from Buyer pursuant to the Purchase Notice the Company will cause to be issued and delivered to Buyer certificate(s) representing the number of shares of Common Stock for which payment is received by the Company (“Certificates”).

2.     BUYER’S REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

a.     The Buyer is purchasing the shares of Common Stock hereunder (the “Shares”) for his own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

b.     The Buyer is (i) “an accredited investor” as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501, (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience, to protect his own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Shares.

c.     All subsequent offers and sales of the Shares by the Buyer shall be made pursuant to registration under the 1933 Act or pursuant to an exemption from registration.

d.     The Buyer understands that the Shares are being issued in a private placement and are being offered and sold to them in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Shares.

e.     The Buyer and his advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares that have been requested by the Buyer. The Buyer and his advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyer has also received Annex I attached hereto, and had the opportunity to obtain and to review the Company’s (1) Annual Report on Form 10-KSB/A for the fiscal year ended June 30, 2004, (2) Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 2004, December 31, 2004 and March 31, 2005, (3) the Form 8-K filed on June 15, 2005, and (4) the Form 8-K filed on June 27, 2005 (the “Company’s SEC Documents”).

f.     The Buyer understands that its investment in the Shares involves a high degree of risk.

g.     The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares.

h.     This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally.

i.     The Buyer acknowledges that, with respect to the offering of the Shares, no general solicitation or general advertising (including communications published in any newspaper, magazine or other broadcast medium) has been received by the Buyer and no public solicitation or advertisement has been made to the Buyer.

3.    COMPANY REPRESENTATIONS, ETC. The Company represents and warrants to the Buyer as of the date hereof and as of the Closing Date that, except as otherwise provided in Annex I hereto and the Company’s SEC Documents:

a.    Concerning the Shares. The Shares have been duly authorized, and when issued and paid for in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability solely by reason of acquiring the Shares. There are no preemptive rights of any stockholder of the Company, as such, to acquire the Shares.

b.    Company Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has the requisite corporate power to own its properties and to carry on its business as now being conducted.

c.    Authorized Shares. The authorized capital stock of the Company consists of 12,000,000 shares of Common Stock, $0.05 par value per share, of which approximately 6,713,141 shares have been issued and are outstanding as of the date hereof. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. The Company has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the Shares.

4.    CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

a.    Transfer Restrictions. The Buyer acknowledges that (1) the Shares have not been and are not being registered under the provisions of the 1933 Act and the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Shares made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Shares under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other person is under any obligation to register the Shares under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

b.    Restrictive Legend. The Buyer acknowledges and agrees that, until such time as the Common Stock has been registered under the 1933 Act or sold pursuant to an exemption from registration that terminates resale restrictions, certificates and other instruments representing any of the Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Shares):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

5.    GOVERNING LAW: MISCELLANEOUS.

a.    This Agreement shall be governed by and interpreted in accordance with the laws of the State of Minnesota for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of Minneapolis or the state courts of the State of Minnesota sitting in the City of Minneapolis in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

b.    Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

c.    This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

d.    All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

e.    A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

f.    This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

g.    The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

h.    If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

i.    This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

j.    This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

6.    NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

(a)   the date delivered, if delivered by personal delivery as against written receipt thereof or by confirmed facsimile transmission,

(b)  the fifth business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

(c)  the second business day after mailing by overnight courier service, with delivery costs and fees prepaid,

in each case, addressed to the parties to which it is sent at the following addresses (or at such other addresses as such party may designate by ten (10) days’ advance written notice similarly given to each of the other parties hereto):

COMPANY:	DOTRONIX INC. At its address at the head of this Agreement Attn: President Telephone No.: (651) 633-1742 Telecopier No.: (651) 633-7759

BUYER:	To the address set forth beneath the Buyer's signature, below.

7.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company’s and the Buyer’s representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Certificates and the payment of the purchase price for the Shares, and shall inure to the benefit of the Buyer and the Company and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement this 9th day of September 2005.

BUYER

s/s Terry L. Myhre
Terry L. Myhre

DOTRONIX INC.

By:	s/s Robert V. Kling
Its:	Chief Financial Officer

ANNEX I
TO
SECURITIES PURCHASE AGREEMENT

DOTRONIX INC. DISCLOSURE

1.   Dotronix Inc. Form 10-KSB for the year ended June 30, 2004.

2.   Dotronix, Inc. Forms 10-QSB for the periods ended September 30, and December 31, 2004, and March 31, 2005.

3.    Dotronix Inc. Form 8-K filed June 15, 2005, and Form 8-K filed June 27, 2005.

The Forms listed above are available on the Securities and Exchange Commission Web Site at www.sec.gov. A printed copy of these forms may also be secured free of charge from Dotronix, Inc by calling 651-633-1742 and asking for investor services.

4.   The Company is insolvent and may cease operations in the near term.

5.   Value to Buyer will not come from existing Company operations, but from a strategic transaction involving another entity. There is no assurance that such a strategic transaction will ever be completed

6.   There is a high probability of a significant reduction of shares outstanding, and a similar reduction in the shares held by Buyer, at the time of a change of state of registration, or at the time of a strategic transaction, or both.

7.   It is highly likely that a strategic transaction, such as a reverse merger, will result in significant reduction (dilution) of the percent of ownership of the Company held by Buyer prior to the strategic transaction.